UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, Athersys, Inc. (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on October 14, 2022 that the Company no longer complied with the Market Value of Listed Securities requirement pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). The Company was provided with 180 calendar days, or until April 12, 2023, to regain compliance. On April 13, 2023, Nasdaq notified the Company that Nasdaq had determined to delist the Company’s shares as it did not comply with the requirements for continued listing. On April 14, 2023, the Company requested a hearing, which was held before the Nasdaq Hearings Panel (the “Panel”) on May 18, 2023.

On June 26, 2023, the Panel notified the Company that it had granted the Company’s request for an exception through September 15, 2023, to the continued listing requirements, subject to the Company demonstrating compliance with the MVLS Requirement by September 15, 2023. On September 5, 2023, the Company requested an additional extension through October 10, 2023.

On September 8, 2023, the Panel notified the Company that it had determined to extend the exception to October 10, 2023, subject to the Company demonstrating compliance with the MVLS Requirement on or before October 10, 2023. The Panel advised the Company that October 10, 2023 represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant with the MVLS Requirement.

In accordance with the MVLS Requirement and Nasdaq Listing Rule 5810(c)(3)(C), compliance with the MVLS Requirement may be achieved if at any time during the compliance period the market value of the listed securities closes at a value of at least $35 million for a minimum of 10 consecutive business days.

The Panel noted that it reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. In addition, the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. There can be no assurance that the Company will be able to regain compliance under the MVLS Requirement, or will otherwise be in compliance with other Nasdaq listing criteria. While the Company is exercising diligent efforts to maintain the listing of the Company’s common stock on The Nasdaq Capital Market, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2023

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name: Daniel Camardo Title: Chief Executive Officer